UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Jay Moyes

On August 7, 2014, Jay Moyes resigned as the Chief Financial Officer and as a member of the Board of Directors of Amedica Corporation (the “Company”), effective as of the close of business, August 8, 2014. Mr. Moyes’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Gordon Esplin

On August 7, 2014, the Company appointed its Vice President Finance, Gordon Esplin, as its Principal Accounting Officer.

Mr. Esplin, 46, joined the Company in 2007 as our Controller and has served as our Vice President Finance since November 2012.

There is no arrangement or understanding between Mr. Esplin and any other person pursuant to which he was appointed as Principal Accounting Officer of the Company. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Esplin has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Esplin and any director or other executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: August 7, 2014	/s/ Kevin Ontiveros
Kevin Ontiveros
Chief Legal Officer